TOSCO FINANCING TRUST

                    Prospectus Supplement dated July 2, 1997
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder             Offered Securities Owned       Securities to be Sold

Highbridge Capital Corp.          12,500                        12,500
NatWest Securities Corp.          37,500                        37,500


     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is July 2, 1997